UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 10, 2011

Rimage Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 4, 6, and 7 are not applicable and therefore omitted.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On October 10, 2011, Rimage Corporation (the “Company”), Qumu, Inc. (“Qumu”), and Quick Acquisition Corp., a wholly-owned subsidiary of the Company (“Merger Sub”), Shareholder Representative Services LLC, solely in its capacity as the Sellers’ representative, and certain shareholders of Qumu entered into an Agreement and Plan of Merger dated October 10, 2011 (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub merged with and into Qumu, with Qumu continuing as the surviving corporation in the merger (the “merger”). As a result of the merger, Qumu is a wholly-owned subsidiary of the Company. The merger was effective October 10, 2011. The aggregate purchase price payable in the merger was $52 million, consisting of approximately $39 million in cash and the issuance of 1,000,000 shares of the Company’s common stock. For the purposes of calculating the number of shares of common stock issuable in the merger, the parties agreed upon a value of $13.1865 per share.

Pursuant to the terms of the Merger Agreement, each share of Qumu’s capital stock issued and outstanding immediately prior to the effective time of the merger (other than shares held by shareholders who properly exercise their dissenters’ rights under California law) was cancelled and converted into the right to receive the per share cash or cash and Company stock consideration specified in the Merger Agreement. Further, vested options and warrants to purchase Qumu capital stock outstanding immediately prior to the effective time of the merger were converted into the right to receive the per share cash consideration as specified in the Merger Agreement. Unvested stock options and unvested warrants were cancelled.

Of the amounts payable in the merger, $5.2 million is subject to escrow to secure a possible working capital adjustment and the indemnification obligations to the Company under the Merger Agreement. Under the Merger Agreement, adjustments to working capital will be calculated not later than 60 days from closing and, if an adjustment is required in favor of the Company, paid from escrow approximately 90 days after closing, absent a dispute as to the adjustment amount. The remainder of the funds will be held for the escrow period of one year.

Each recipient of the Company’s common stock in the merger will enter into a lock-up letter agreement attached hereto as Exhibit 10.1 (the “Lock-Up Agreement”). Pursuant to the terms of the Lock-Up Agreement, the shares received in the merger will be restricted from transfer, subject to certain exceptions. The restrictions will lapse as to one-third of the shares at 180 days, 270 days and 365 days following the effective time of the merger. The Company will also enter into a registration rights agreement attached hereto as Exhibit 10.2 with the recipients of the Company’s common stock in the merger (the “Registration Rights Agreement”). The Registration Rights Agreement gives the holders the right to demand registration of their shares after one year and the right to require registration of their shares if the Company initiates certain registrations after one year. The registration rights are subject to certain conditions and limitations as set forth in the Registration Rights Agreement.

On October 10, 2011, the Company issued a press release announcing the merger.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The foregoing summaries of the Merger Agreement, the Lock-Up Agreement and the Registration Rights Agreement do not purport to be complete and are subject to and qualified in their entirety by reference to the respective agreements which are attached hereto as exhibits.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Qumu. The Merger Agreement contains warranties of the parties thereto made to and solely for the benefit of each other. The assertions embodied in those warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. Moreover, certain warranties in the Merger Agreement were used for the purpose of allocating risk, rather than establishing matters as facts. Accordingly, investors should not rely on the warranties as characterizations of the actual state of facts, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying confidential disclosure schedules.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

As partial consideration for the merger described above, the Company issued 1,000,000 shares of its common stock in accordance with the Merger Agreement to certain shareholders of Qumu and Raymond R. Hood. The issuance of the shares was a transaction not registered under the Securities Act of 1933, as amended. Other than agreements with respect to the Merger Agreement and as otherwise described in this Current Report on Form 8-K, there are no other agreements between the Company and recipients of these shares.

Based on the manner of sale of the shares and representations from each recipient, including a representation that each such recipient is an accredited investor, the Company believes that the issuance is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, or Regulation D thereunder, as a transaction by an issuer not involving a public offering.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 10, 2011, the Company appointed Raymond R. Hood as its Senior Vice President and General Manager, Qumu. Mr. Hood was formerly the Chief Executive Officer of Qumu.

Concurrently with Mr. Hood’s appointment, the Company entered into an employment agreement dated October 10, 2011 with Mr. Hood, attached hereto as Exhibit 10.3 (the “Employment Agreement”). Pursuant to the Employment Agreement, the Company will employ Mr. Hood on an at-will basis. Mr. Hood will receive a base salary of $300,000 per year. The Company is also required to maintain a bonus plan or program and Mr. Hood will have an opportunity to earn a cash bonus equal to 50% of his base salary to be paid between January 1 and March 31 of the calendar year immediately following the Company’s fiscal year to which the bonus relates.  Mr. Hood is also eligible to participate in the Company’s benefit programs. The Employment Agreement also contains confidentiality, non-solicitation and assignment of inventions provisions, as well as provisions relating to Section 409A of the Internal Revenue Code. In addition, Mr. Hood entered into a severance and change of control letter agreement substantially in the form of the Company’s current form of letter agreement, a copy of which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 22, 2008.

In connection with Mr. Hood’s hiring, the Company granted Mr. Hood on October 10, 2011, the first day of his employment, a non-qualified stock option to purchase 150,000 shares of the Company’s common stock. The stock option was granted outside of the Company’s current equity incentive plan, the Amended and Restated 2007 Stock Incentive Plan, as an “inducement award” pursuant to Nasdaq Marketplace Rule 5635(c)(4). The option has an exercise price equal to the closing price of the Company’s common stock as reported by the Nasdaq Stock Market on the date of grant, will vest in four equal installments on each of the first four anniversaries of the date of grant, and will have a term of seven years. In other respects, the option was structured to mirror the terms of options granted under the Company’s Amended and Restated 2007 Stock Incentive Plan and is subject to the stock option agreement attached hereto as Exhibit 10.4.

The Company also announced the hiring of Mr. Hood through the press release attached hereto as Exhibit 99.1.

The foregoing summaries of the Employment Agreement, the severance and change of control letter agreement and the stock option agreement do not purport to be complete and are subject to and qualified in their entirety by reference to the respective agreements which are attached hereto as exhibits or incorporated by reference herein.

ITEM 8.01	OTHER EVENTS.

On October 7, 2011, the Board of Directors of the Company declared a dividend of $0.17 per share to shareholders of record as of November 30, 2011, payable December 15, 2011. The Company announced the dividend through the press release attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)        Financial Statements of Business Acquired

(b)        Pro Forma Financial Information

The financial statements and pro forma information required pursuant to Item 9.01 of Form 8-K will be filed by amendment to this report on Form 8-K within 71 calendar days after the date on which this report on Form 8-K must be filed.

(d)        Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated October 10, 2011 by and among Rimage Corporation, Qumu, Inc., Quick Acquisition Corp., Shareholder Representative Services LLC and the Major Holders identified therein.
10.1	Form of Lock-Up Letter Agreement dated October 10, 2011 by each Recipient of Rimage Corporation Common Stock in the Merger.
10.2	Registration Rights Agreement dated October 10, 2011 by and among Rimage Corporation and the Investors.
10.3	Employment Agreement dated October 10, 2011 by and between Rimage Corporation and Raymond R. Hood.
10.4	Stock Option Agreement dated October 10, 2011 by and between Rimage Corporation and Raymond R. Hood.
99.1	Press Release issued on October 10, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RIMAGE CORPORATION

By:	/s/	James R. Stewart
James R. Stewart
Chief Financial Officer

Date: October 17, 2011